Exhibit 10.01

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 26, 2010, is by and among GE BUSINESS FINANCIAL SERVICES INC., formerly known as Merrill Lynch Business Financial Services Inc., in its capacity as successor Administrative Agent and as a Lender under the Credit Agreement (as defined below) (“Agent”), DERMA SCIENCES, INC., a Pennsylvania corporation, DERMA FIRST AID PRODUCTS, INC., a Pennsylvania corporation, SUNSHINE PRODUCTS, INC., a Missouri corporation and any additional Borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”).

WHEREAS, Borrower and Agent (in its capacity as Administrative Agent and as a Lender thereunder) are parties to that certain Credit and Security Agreement, dated as of November 8, 2007 (the “Credit Agreement”);

WHEREAS, Borrower and Agent entered into that certain First Amendment to Credit and Security Agreement on March 28, 2008;

WHEREAS, Borrower and Agent entered into that certain Second Amendment to Credit and Security Agreement on August 13, 2008;

WHEREAS, Borrower and Agent entered into that certain Third Amendment to Credit and Security Agreement on March 31, 2009;

WHEREAS, Borrower and Agent entered into that certain Fourth Amendment to Credit and Security Agreement on February 26, 2010;

WHEREAS, Borrower and Agent have agreed to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended.

2.           Amendments to Credit Agreement.

a.           Section 1.1. Base Rate Definition.  The definition of “Base Rate” is deleted in its entirety and replaced with the following:

““Base Rate” means the LIBOR Rate; provided that effective March 28, 2010, the Base Rate shall mean the greater of: 1.50% or the LIBOR Rate.”

b.           Section 1.1 - Borrowing Base Definition.  Subject to the completion of and satisfactory review of the next field exam by Agent, which field exam does not provide for any material adjustments compared to the applicable., comparative borrowing base certificate prepared by Borrower, the definition of “Borrowing Base” is amended by deleting “$1,500,000” and replacing it with “$1,000,000” at the end of subsection (v).

c.           Section 1.1 - Minimum Excess Availability Reserve Definition. Subject to the completion of and satisfactory review of the next field exam by Agent, which field exam does not provide for any material adjustments compared to the applicable., comparative borrowing base certificate prepared by Borrower, the definition of “Minimum Excess Availability Reserve” is amended by deleting “$1,500,000” and replacing it with “$1,000,000.”

d.           Section 5.10.  Payments and Modifications of Subordinated Debt.  Section 5.10 is amended by adding the following to the end of Section 5.10:

“Notwithstanding the forgoing or anything in Section 5.10 to the contrary, Agent acknowledges and agrees that, on or before April 30, 2010, Borrower may pay Western Medical up to $500,000 on account of the Subordinated Debt, provided that no Default or Event of Default exists and no Default or Event of Default will be created by reason of such payment.”

e.           Section 6.2 Minimum EBITDA.  Section 6.2 is amended by deleting Section 6.2 in its entirety.

f.           Section 6.3 Fixed Charge Coverage Ratio.  Section 6.3 is amended by deleting Section 6.3 and replacing it with the following:

“Section 6.3 Fixed Charge Coverage Ratio. Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio

As of the end of any given calendar quarter, after January 1, 2010, as measured on a trailing 12-month basis	1.50 to 1.00

For clarity, the Defined Period for calculation of Operating Cash Flow and Fixed Charges shall be for the same period as the corresponding EBITDA for such Defined Period.”

g.           Section 6.4 Senior Leverage Ratio.  Section 6.4 is amended by deleting Section 6.4 in its entirety.

h.           Section 6.5 Total Leverage Ratio.  Section 6.5 is amended by deleting Section 6.5 and replacing it with the following:

“Section 6.5 Total Leverage Ratio.  Borrowers shall not permit the Total Leverage Ratio for any period set forth below to exceed the ratio set forth below for such period:

Period	Ratio

As of the end of any given calendar quarter, after January 1, 2010, as measured on a trailing 12-month basis	2.0 to 1.0”

i.           Fixed Charge Coverage Ratio Worksheet.  The Fixed Charge Coverage Ratio Worksheet attached to the Compliance Certificate is deleted and replaced with the attached worksheet.

3.           Representations and Warranties.  Borrower represents and warrants to Agent as follows:

a.           After giving effect to this Amendment, the representations and warranties set forth in each of the Financing Documents shall be true and correct in all respects on and as of the Effective Date (as defined below) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.)

b.           The execution, delivery and performance by Borrower of this Amendment are within Borrower’s powers, have been duly authorized and do not:

i.           (A) contravene any of Borrower’s Organizational Documents, or (B) result in a default under any contractual restriction binding on or affecting Borrowers, or any law or governmental regulation binding on or affecting Borrower; or

ii.           result in, or require the creation or imposition of, any Lien on any of Borrower’s properties.

c.           This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally at law or by principles of equity).

d.           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.           Conditions to Effectiveness.  This Amendment shall become effective as of March 28, 2010 (the “Effective Date”), subject to (a) the due authorization, execution and delivery of this Amendment by Borrower and Agent, and (b) with respect to the amendments to the definitions of “Borrowing Base” and “Minimum Excess Availability Reserve”, such amendments are conditioned upon the completion of and satisfactory review of the next field exam by Agent, which field exam shall not provide for any material adjustments compared to the applicable., comparative borrowing base certificate prepared by Borrower,.  In addition, Borrowers shall be responsible for the payment of all reasonable fees incurred by Agent (including legal fees) incurred in connection with the preparation of this Amendment and in consideration of the modifications set forth herein.  Borrower hereby authorizes Agent to deduct all of such fees from the proceeds of the next Revolving Loan.

5.           Documents to Remain in Effect; Confirmation of Obligations; References.  The Financing Documents shall remain in full force and effect as originally executed and delivered by the parties, except as expressly modified and amended herein. Borrower hereby (a) confirms and reaffirms all of its respective obligations under the Financing Documents, as modified and amended herein; (b) acknowledge and agree that Agent, by entering into this Agreement, does not waive any existing or future Default or Event of Default under any of the Financing Documents, or any rights or remedies under any of the Financing Documents; (c) acknowledge and agree that Agent has not heretofore waived any Default or Event of Default under any of the Financing Documents, or any rights or remedies under any of the Financing Documents, other than as expressly provided for hereunder; and (d) acknowledge that they do not have any defense, set-off or counterclaim to the payment or performance of any of their respective obligations under the Financing Documents, as modified and amended herein.  From and after the date hereof, this Amendment shall be deemed a Financing Document for all purposes of the Credit Agreement and the other Financing Documents and each reference to the Financing Documents shall be deemed to include this Amendment.

6.           Counterparts; Integration.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version of an executed signature page shall bind the parties hereto.  This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any irreconcilable inconsistency between this Amendment and any of the other Financing Documents, the terms of this Amendment shall control.

7.           Governing Law.  THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARDING TO CONFLICTS OF LAWS PRINCIPLES.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER:

DERMA SCIENCES, INC.

By: _____________________________
Name: ___________________________
Title: ____________________________

DERMA FIRST AID PRODUCTS, INC.

By: _____________________________
Name: ___________________________
Title: ____________________________

SUNSHINE PRODUCTS, INC.

By: _____________________________
Name: ___________________________
Title: ____________________________

AGENT:

GE BUSINESS FINANCIAL SERVICES INC.
(formerly known as Merrill Lynch Business Financial Services Inc.), as Administrative Agent

By: ____________________________
Name: __________________________
    Its Duly Authorized Signatory

LENDER:

GE BUSINESS FINANCIAL SERVICES INC.
(formerly known as Merrill Lynch Business Financial Services Inc.), as a Lender

By: ____________________________
Name: __________________________
    Its Duly Authorized Signatory

Fixed Charge Coverage Ratio Worksheet  (Attachment to Compliance Certificate)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges:

Interest expense ($______), net of interest income ($______), interest paid in kind ($______) and amortization of capitalized fees and expenses and included in interest expense ($______), included in the determination of net income of Borrowers and their Consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)
$__________

Plus:	Any provision for (or less any benefit from) income or franchise taxes included in the determination of net income for the Defined Period *	___________

Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under capital leases allocable to principal but excluding mandatory prepayments required by Section 2.1(a) and excluding amortization and repayment of the Term Loan, repayment of the Subordinated Debt and scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))
___________

	Restricted Distributions made by Borrowers pursuant to Section 5.3 during the Defined Period	___________

Fixed Charges		$

Operating Cash Flow:

EBITDA for the Defined Period (calculated in the manner required by relevant worksheet attached to the Compliance Certificate)		$__________

Less:	Unfinanced capital expenditures for the Defined Period (calculated as capital expenditures not financed with new Debt or capital leases)	___________

To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts
___________

Operating Cash Flow		$

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period		___ to 1.0

Minimum Fixed Charge Coverage for the Defined Period		1.5 to 1.0

In Compliance		Yes/No